Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On March 14, 2019, TransDigm completed the previously announced acquisition of all the outstanding stock of Esterline Technologies Corporation (“Esterline”) for $122.50 per share in cash, plus the payoff of Esterline debt. The purchase price, net of cash acquired of approximately $398.2 million, totaled approximately $3,923.9 million. Of the $3,923.9 million purchase price, $3,536.3 million was paid at closing and the remaining $387.6 million was classified as restricted cash for the redemption of the outstanding senior notes due 2023 (herein the "2023 Notes"). The 2023 Notes were redeemed on April 15, 2019.
The following unaudited pro forma condensed combined balance sheet as of December 29, 2018, and the unaudited pro forma condensed combined statements of income for the three months ended December 29, 2018 and for the fiscal year ended September 30, 2018 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of Article 11 of Regulation S-X under the Securities Act using accounting policies in accordance with U.S. GAAP. The Pro Forma Statements are based on TD Group’s historical consolidated financial statements and Esterline’s historical consolidated financial statements as adjusted to give effect to pro forma events that are (1) directly attributable to the Esterline acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of TransDigm and Esterline. In preparing the Pro Forma Statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the Esterline acquisition.
Accounting policies used in the preparation of the Pro Forma Statements are based on the unaudited condensed consolidated financial statements of TD Group as of and for the three months ended December 29, 2018 and the audited consolidated financial statements of TD Group as of and for the fiscal year ended September 30, 2018.
The unaudited Pro Forma Statements contain estimated adjustments, which are based on information currently available to management; accordingly, such adjustments are subject to change and the impact of such changes may be material.
The unaudited Pro Forma Statements should be read in conjunction with the notes to the unaudited Pro Forma Statements, as well as the following documents:

•
TD Group’s consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K as of and for the fiscal year ended September 30, 2018, and TD Group’s Quarterly Report on Form 10-Q as of and for the three months ended December 29, 2018; and

•
Esterline’s consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the fiscal year ended September 28, 2018, and Esterline’s Quarterly Report on Form 10-Q as of and for the three months ended December 28, 2018.

The unaudited pro forma condensed combined statements of income for the three months ended December 29, 2018 and for the fiscal year ended September 30, 2018, give effect to the Esterline acquisition as if it had occurred on October 1, 2017, and the unaudited pro forma condensed consolidated balance sheet gives effect to the Esterline acquisiton as if it had occurred on December 29, 2018. In the opinion of TD Group’s management, these Pro Forma Statements include all material adjustments necessary to be in accordance with Article 11 of Regulation S-X under the Securities Act.
The Pro Forma Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial condition that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future.The allocation of the purchase price for the Esterline acquisition is preliminary and will likely change in future periods, perhaps materially, as fair value estimates of the assets acquired and liabilities assumed are refined and finalized during the allowable one year measurement period.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 29, 2018
(In thousands)

	TransDigm (1)	Esterline (1)	Adjustments for the Acquisition of Esterline		Adjustments for Acquisition Financing		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,337,316	$391,182	$(4,312,600)	(2)	$3,938,115	(7)	$2,354,013
Trade accounts receivable - Net	657,684	384,617	(1,758)	(3)	—		1,040,543
Inventories - Net	838,705	452,190	118,691	(4)	—		1,409,586
Prepaid expenses and other	92,913	94,146	—		—		187,059
Total current assets	3,926,618	1,322,135	(4,195,667)		3,938,115		4,991,201
PROPERTY, PLANT AND EQUIPMENT - NET	395,970	309,734	29,000	(4)	—		734,704
GOODWILL	6,228,913	1,013,461	1,223,646	(4)	—		8,466,020
OTHER INTANGIBLE ASSETS - NET	1,772,554	289,869	702,131	(4)	—		2,764,554
DEFERRED INCOME TAX BENEFITS	—	44,873	—		—		44,873
DERIVATIVE ASSETS	26,044	3,896	—		—		29,940
OTHER	39,179	33,413	—		—		72,592
TOTAL ASSETS	$12,389,278	$3,017,381	$(2,240,890)		$3,938,115		$17,103,884

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$75,847	$17,439	$(12,287)	(2)	$—		$80,999
Short-term borrowings - trade receivable securitization facility	299,662	—	—		—		299,662
Accounts payable	176,010	123,979	(1,758)	(3)	—		298,231
Accrued liabilities	399,747	236,628	57,188	(2),(5)	—	(2)	693,563
Total current liabilities	951,266	378,046	43,143		—		1,372,455
LONG-TERM DEBT	12,507,616	646,845	(541,891)	(2)	3,938,115	(2)	16,550,685
DEFERRED INCOME TAXES	375,048	26,095	176,000	(4)	—		577,143
OTHER NON-CURRENT LIABILITIES	222,241	108,889	—		—		331,130
Total liabilities	14,056,171	1,159,875	(322,748)		3,938,115		18,831,413
Total TransDigm and Esterline stockholders' (deficit) equity	(1,666,893)	1,846,372	(1,907,008)		—		(1,727,529)
Noncontrolling interests	—	11,134	(11,134)		—		—
Total stockholders' (deficit) equity	(1,666,893)	1,857,506	(1,918,142)	(6)	—		(1,727,529)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$12,389,278	$3,017,381	$(2,240,890)		$3,938,115		$17,103,884

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 29, 2018
The pro forma financial information has been derived from the application of pro forma adjustments to our historical financial statements as of the date noted.

(1)
For purposes of preparing this pro forma condensed combined balance sheet, we utilized TD Group's consolidated balance sheet as of December 29, 2018, the last day of its first fiscal quarter, and Esterline’s consolidated balance sheet as of December 28, 2018, the last day of its first fiscal quarter.

The following items are presented as reclassifications in the unaudited pro forma condensed combined balance sheet for purposes of conforming Esterline’s classification of certain assets and liabilities to TD Group’s classification for the combined presentation:

•
$10.7 million of income taxes refundable, $24.4 million of prepaid expenses and $4.3 million of other current assets have been reclassified as a component of prepaid expenses and other at December 29, 2018.

•
$54.8 million of unbilled receivables have been reclassified from a component of trade receivables - net to a component of prepaid expenses and other at December 29, 2018 in accordance with the new revenue recognition standard - Accounting Standards Codification (“ASC”) 606.

•	$3.9 million of non-current derivative assets have been reclassified from a component of other assets to derivative assets at December 29, 2018.

•	$7.8 million of current U.S. and foreign income taxes payable have been reclassified as a component of accrued liabilities at December 29, 2018.

•
$56.9 million of pension and post-retirement obligations and $33.2 million of long-term U.S. income taxes payable have been reclassified as a component of other non-current liabilities at December 29, 2018.

(2)
Set forth below are the preliminary sources and uses of funds pertaining to the Esterline acquisition. The sources and uses below assume that the Esterline acquisition was consummated on October 1, 2017, the first day of TD Group’s 2018 fiscal year.

(a)    On January 30, 2019, the Company entered into a purchase agreement in connection with a private offering of $3.8 billion aggregate principal amount of 6.25% senior secured notes due 2026. In addition, on February 1, 2019, the Company entered into a purchase agreement in connection with a private offering of $200 million aggregate principal amount of 6.25% senior secured notes due 2026 (herein the "2026 Secured Notes"). All $4.0 billion aggregate principal amount of the 2026 Secured Notes constituted a single class and were issued under a single indenture. The 2026 Secured Notes were issued to finance the Esterline acquisition. The proceeds from the 2026 Secured Notes offering is presented as $4.0 billion in aggregate principal from the issuance and sale of the notes, including a $2.0 million premium, from the issuance and sale of the notes.

(in thousands)
Sources of Funds
2026 Senior Secured Notes offering (a)	$4,002,000
Total Sources	$4,002,000

Use of Funds
Payment to Esterline equity holders	$3,714,171
Payment to Esterline of other acquisition consideration	40,803
Repayment of Esterline long-term debt	554,178
Payment of Esterline accrued interest	3,448
Total Purchase Price (excluding cash acquired of $391 million)	4,312,600
Debt issue costs - 2026 Secured Notes offering (b)	63,681
Debt issue costs - increase in revolving credit facility capacity (b)	204
Cash from Balance Sheet	(374,485)
Total Uses	$4,002,000

Long-Term Debt Adjustments for Acquisition Financing
2026 Senior Secured Notes offering (a)	$4,002,000
Debt issue costs - 2026 Secured Notes offering (b)	(63,681)
Debt issue costs - increase in revolving credit facility capacity (b)	(204)
Total Uses	$3,938,115
(b)    Debt issue costs represent the fees and commissions paid by TD Group in connection with the issuance and sale of the 2026 Secured Notes offering, along with the debt issue costs associated with the increase in the revolving credit facility capacity as a result of the acquisition of Esterline. The pro forma adjustment to long-term debt related to debt issue costs is as follows:

(in thousands)
Debt Issue Costs - Net
Debt issue costs associated with 2026 Secured Notes	$63,681
Debt issue costs associated with the increase in the revolving credit facility capacity	204
$63,885

(3)	The pro forma adjustment reflects a $1.8 million elimination of intercompany accounts receivable and accounts payable between TD Group and Esterline.

(4)    The preliminary allocation of the purchase price to the fair values of the net assets acquired in connection with the Esterline acquisition is as follows:

(in thousands)
Payment to Esterline equity holders (a)	$3,714,171
Payment to Esterline of other acquisition consideration	40,803
Plus extinguishment of Esterline debt:
Long-term debt	554,178
Accrued interest	3,448
Extinguishment of Debt	$557,626

Total Purchase Price	$4,312,600

Total Purchase Price (excluding cash acquired of $391 million)	$4,312,600
Less: extinguishment of debt	(557,626)
Less: Esterline historical stockholders' equity	(1,857,506)
Total purchase price in excess of net book value	$1,897,468

Preliminary allocation of excess purchase price over net assets acquired and related purchase accounting adjustments: (b)
Inventories (c)	$118,691
Property, plant and equipment (d)	29,000
Goodwill (e)	1,223,646
Other intangible assets (f)	702,131
Non-current deferred income taxes (g)	(176,000)
Total	$1,897,468
(a)

Cash consideration paid for each outstanding share of Esterline common stock entitled to the merger consideration (amounts in thousands, except per share amounts):
Total outstanding shares of Esterline common stock entitled to the merger consideration	29,774
Cash consideration paid per Esterline common share	$122.50
Cash consideration paid to Esterline shareowners	$3,647,299

Cash consideration paid for Esterline outstanding equity awards settled in cash, per the merger agreement (amounts in thousands, except per share amounts):
Share equivalent of Esterline equity awards settled in cash, per the merger agreement	546
Cash consideration paid per Esterline common share	$122.50
Cash consideration paid to holders of Esterline equity awards	$66,872

Total payment to Esterline equity holders	$3,714,171

(b)
At this time, TD Group has not completed a detailed valuation analyses to determine the fair value of Esterline’s assets and liabilities. Accordingly, the preliminary purchase price allocation for purposes of these Pro Forma Statements is based upon management’s assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. Accordingly, once the necessary due diligence has been performed, the final purchase price has been determined and the purchase price allocation has been completed, actual results may differ materially from the information presented in the Pro Forma Statements.

(c)	The inventories adjustment represents management's estimate of the step-up in basis to fair value of Esterline's inventory balances as of December 29, 2018.

(d)
Property, plant and equipment is required to be measured at fair value as of the acquisition date. The acquired assets can include assets that are not intended to be used or sold, or that are intended to be used in a manner other than their highest and best use. The property, plant and equipment adjustment represents management’s estimate of the step-up in basis to fair value of Esterline’s property, plant and equipment balances as of December 29, 2018. This assumption is subject to change and could differ materially from the actual adjustment upon the completion of the third-party valuation as the assets and liabilities assumed are refined and finalized during the allowable one year measurement period.

(e)
Goodwill is calculated as the difference between the acquisition date fair value of the estimated consideration transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but rather subject to an annual impairment test.

(f)    The adjustment to other intangible assets is based on management's preliminary estimate of identifiable intangible assets as follows:

	Estimated Useful Life	(in thousands)
Other Intangible Assets
Trademarks and trade names	Indefinite	$249,000
Order or production backlog	1.5 Years	77,500
Customer relationships	20 Years	156,000
Unpatented technology	20 Years	509,500
		992,000
Historical carrying value of trademarks and trade names and other intangible assets as December 29, 2018		(289,869)
Other intangible assets, net adjustment		$702,131
Increase in deferred tax liability on net increase in intangible assets		$(176,000)
Upon completion of detailed valuation analyses, there may be additional increases or decreases to the estimated fair values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. A 10% change in the valuation of intangible assets of $992 million would cause a corresponding increase or decrease in the balance of goodwill and an increase or decrease in annual amortization expense of approximately $8.5 million.

(g)	Deferred taxes were recorded for all pro forma adjustments using TD Group’s best estimate of the applicable statutory rate in the tax jurisdiction where the underlying asset or liability resides.
The non-current deferred tax liability adjustment reflects the increase in the deferred tax liability related to the estimated net increase in other intangible assets.

(5)
The pro forma adjustment to accrued liabilities reflects a decrease in the accrued interest payable of $3.4 million related to Esterline’s existing indebtedness to be repaid in connection with the closing of the Esterline acquisition and an increase in the other accrued liabilities of $60.6 million related to direct, non-recurring, acquisition related transaction costs that were incurred subsequent to the balance sheet date of December 29, 2018.

(6)    The pro forma adjustments to stockholders’ (deficit) equity for the Esterline acquisition represent the elimination of Esterline’s historical stockholders’ equity in conjunction with the purchase price allocation and the pro forma adjustments below.

(in thousands)
Stockholders' Equity Pro Forma Acquisition Adjustment
Esterline historical stockholders' equity	$(1,857,506)
Direct acquisition costs	(60,636)
$(1,918,142)

(7)

(in thousands)
Cash and Cash Equivalents Pro Forma Acquisition Financing Adjustment
Sources of funds from the 2026 Secured Notes offering (2)	$4,002,000
Less: debt issue costs associated with the 2026 Secured Notes offering (2)	(63,681)
Less: debt issue costs associated with the increase in the revolving credit facility capacity (2)	(204)
$3,938,115

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THIRTEEN WEEK PERIOD ENDED DECEMBER 29, 2018
(In thousands, except per share amounts)

	TransDigm (1)	Esterline (1)	Adjustments for the Acquisition of Esterline (2)		Adjustments for Acquisition of Esterline (3)		Pro Forma
NET SALES	$993,302	$484,987	$(2,442)	(a)	$—		$1,475,847
COST OF SALES	429,185	318,857	(1,942)	(a),(b)	—		746,100
GROSS PROFIT	564,117	166,130	(500)		—		729,747
OPERATING EXPENSES:
Selling and administrative expenses	122,183	106,181	(9,077)	(c)	—		219,287
Amortization of intangible assets	20,034	10,982	10,253	(d)	—		41,269
Total operating expenses	142,217	117,163	1,176		—		260,556
INCOME FROM OPERATIONS	421,900	48,967	(1,676)		—		469,191
INTEREST EXPENSE - NET	172,000	5,947	(5,494)	(e)	64,913	(a)	237,366
REFINANCING COSTS	136	—	—		—		136
OTHER INCOME	—	(2,143)	—		—		(2,143)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	249,764	45,163	3,818		(64,913)		233,832
INCOME TAX PROVISION	53,722	11,280	1,031	(f)	(17,527)	(b)	48,506
INCOME FROM CONTINUING OPERATIONS INCLUDING NONCONTROLLING INTERESTS	196,042	33,883	2,787		(47,386)		185,326
INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	71	—		—		71
INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO TRANSDIGM AND ESTERLINE	196,042	33,954	2,787		(47,386)		185,397
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(156)	156	(g)	—		—
NET INCOME	$196,042	$33,798	$2,943	(5)	$(47,386)		$185,397
NET INCOME APPLICABLE TO COMMON STOCK	$171,733	$33,798	$2,943		$(47,386)		$161,088
Net earnings per share:
Net earnings per share from continuing operations - basic and diluted	$3.05						$2.86
Net loss per share from discontinued operations - basic and diluted	—						—
Net earnings per share	$3.05						$2.86
Weighted-average shares outstanding:
Basic and diluted	56,266						56,266

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THIRTEEN WEEK PERIOD ENDED DECEMBER 29, 2018

(1)
TD Group's first quarterly reporting period of fiscal year 2019 ended on December 29, 2018 and Esterline’s first quarterly reporting period ended on December 28, 2018. For purposes of preparing this pro forma condensed combined statement of income for the first quarter of fiscal 2019, we utilized TD Group's statement of income for the thirteen week period ended December 29, 2018, and Esterline’s statement of income for the thirteen week period ended December 28, 2018.

The following items are presented as reclassifications in the unaudited pro forma condensed combined statement of income for purposes of conforming Esterline’s classification of certain income and expenses to TD Group’s classification for the combined presentation:

•
$11.0 million of intangible asset amortization expense has been reclassified from selling, general and administrative expense to amortization of intangible assets for the thirteen week period ended December 29, 2018.

•
$20.4 million of research, development and engineering expense and $4.0 million of transaction costs have been reclassified as components of selling and administrative expenses for the thirteen week period ended December 29, 2018.

•	$0.8 million of interest income has been reclassified as a component of interest expense - net for the thirteen week period ended December 29, 2018.

(2)
Represents the adjustments necessary to give effect to the Esterline acquisition as if they had occurred as of October 1, 2017, the first day of TD Group’s 2018 fiscal year. Adjustments (b) and (d) are based upon a preliminary allocation of the purchase price. TD Group is in the process of obtaining third-party valuations of certain tangible and intangible assets as there is an allowable one year measurement period to finalize the purchase price allocation for the acquisition. Accordingly, the values attributed to assets acquired and liabilities assumed are subject to adjustment.

(a)
Represents the elimination of sales ($2.4 million) and purchases ($2.4 million) among TD Group and Esterline within net sales and the elimination of the costs related to the intercompany sales between TD Group and Esterline within cost of sales.

(b)    Represents a $0.5 million change in depreciation expense resulting from the depreciation of certain long-lived tangible assets recorded in connection with the Esterline acquisition using the straight-line method.

		(in thousands)
	Estimated Useful Life	Estimated Step-up in Fair Value	Pro Forma Adjustment
Depreciable Other Tangible Long-lived Assets
Buildings	20 Years	$12,000	$150
Machinery and Equipment	10 Years	14,000	350
		$26,000	$500

Adjustment to operating expense			$500	(i)

(i) Represents approximately thirteen weeks of the estimated annual depreciation related to the estimated step-up in fair value for depreciable other tangible long-lived assets.
Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. A 10% change in the valuation of long-lived tangible assets would cause a corresponding increase or decrease in the balance of property, plant and equipment and an increase or decrease in the additional quarterly and annual depreciation expense due to the step-up in fair value of approximately $0.05 million and $0.2 million, respectively.

(c)
Represents the elimination of historical, non-recurring transaction costs of $4.0 million and $5.1 million incurred by Esterline and TD Group, respectively, for the thirteen week period ended December 29, 2018.

(d)    Represents the change in amortization expense resulting from the amortization of the amortizable intangible assets recorded in connection with the Esterline acquisition using the straight-line method. In accordance with TD Group’s accounting policy all intangible asset amortization is classified as an operating expense, within the pro forma condensed combined statement of income for the thirteen week period ended December 29, 2018.

		(in thousands)
	Estimated Useful Life	Estimated Fair Value	Pro Forma Adjustment
Amortizable Other Intangible Assets
Order or production backlog	1.5 Years	$77,500	$12,917
Customer relationships	20 Years	156,000	1,950
Unpatented technology	20 Years	509,500	6,369
		$743,000	$21,236
Less historical Esterline amortization charged to operating expense			(10,982)
Net adjustment to operating expense			$10,254	(i)

(i) Represents one quarter of the estimated annual amortization related to the estimated fair value for amortizable other intangible assets.
Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and an increase or decrease in quarterly and annual amortization expense of approximately $2.1 million and $8.5 million, respectively.

(e)	Represents the elimination of historical interest expense of Esterline indebtedness to be repaid in connection with the closing of the Esterline acquisition.

(f)	Represents the tax effect of pro forma adjustments to income before income taxes and is based on an estimated combined effective income tax rate of 27.0%.

(g)	Represents the pro forma adjustment to remove the effects of discontinued operations related to Esterline for the thirteen week period ended December 29, 2018.

(3)
Represents the adjustments necessary to give effect to the issuance and the sale of the $4.0 billion senior secured notes that were offered to finance the Esterline acquisition. On January 30, 2019, the Company entered into a purchase agreement in connection with a private offering of $3.8 billion aggregate principal amount of 6.25% senior secured notes due 2026. In addition, on February 1, 2019, the Company entered into a purchase agreement in connection with a private offering of $200 million aggregate principal amount of 6.25% senior secured notes due 2026 (herein the "2026 Secured Notes"). All $4.0 billion aggregate principal amount of the 2026 Secured Notes constituted a single class and were issued under a single indenture.

(a)
For purposes of the pro forma interest expense adjustment, the assumed interest rate on the 2026 Senior Secured notes offering was 6.25%. The pro forma interest expense adjustment also includes estimated amortization of the debt issue costs and premium. A hypothetical 25-basis point change in the assumed weighted average interest rate would change our pro forma cash interest expense quarterly and annually by approximately $2.5 million and $10.0 million, respectively.

(b)	Represents the tax effect of pro forma adjustments to income before income taxes and is based on an estimated combined effective income tax rate of 27.0%.

(4)
The unaudited pro forma condensed combined statement of income does not reflect any cost savings, operating synergies or revenue enhancements that TD Group may achieve as a result of the Esterline acquisition nor does it include the costs to combine the operations of TD Group and Esterline or the costs necessary to achieve any such cost savings, operating synergies and revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2018
(In thousands, except per share amounts)

	TransDigm (1)	Esterline (1)		Adjustments for the Acquisition of Esterline (2)		Adjustments for Acquisition of Esterline (3)		Other Acquisitions (4)	Pro Forma
NET SALES	$3,811,126	$2,034,839		$(13,943)	(a)	$—		$60,628	$5,892,650
COST OF SALES	1,633,616	1,370,931		(8,819)	(a),(b)	—		38,702	3,034,430
GROSS PROFIT	2,177,510	663,908		(5,124)		—		21,926	2,858,220
OPERATING EXPENSES:
Selling and administrative expenses	450,095	440,397		(7,192)	(c)	—		2,881	886,181
Amortization of intangible assets	72,454	47,900		37,042	(d)	—		3,990	161,386
Total operating expenses	522,549	488,297		29,850		—		6,871	1,047,567
INCOME FROM OPERATIONS	1,654,961	175,611		(34,974)		—		15,055	1,810,653
INTEREST EXPENSE - NET	663,008	29,003		(24,332)	(e)	259,650	(a)	—	927,329
REFINANCING COSTS	6,396	—		—		—		—	6,396
OTHER INCOME	—	(6,968)	(a)	—		—		—	(6,968)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	985,557	153,576		(10,642)		(259,650)		15,055	883,896
INCOME TAX PROVISION	24,021	83,827		(2,873)	(f)	(70,106)	(b)	4,065	38,934
INCOME FROM CONTINUING OPERATIONS INCLUDING NONCONTROLLING INTERESTS	961,536	69,749		(7,769)		(189,544)		10,990	844,962
INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	(956)		—		—		—	(956)
INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO TRANSDIGM AND ESTERLINE	961,536	68,793		(7,769)		(189,544)		10,990	844,006
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(4,474)	665		3,809	(g)	—		—	—
NET INCOME	$957,062	$69,458		$(3,960)	(5)	$(189,544)		$10,990	$844,006
NET INCOME APPLICABLE TO COMMON STOCK	$900,914	$69,458		$(3,960)		$(189,544)		$10,990	$787,858
Net earnings per share:
Net earnings per share from continuing operations - basic and diluted	$16.28								$14.17
Net loss per share from discontinued operations - basic and diluted	(0.08)								—
Net earnings per share	$16.20								$14.17
Weighted-average shares outstanding:
Basic and diluted	55,597								55,597

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2018

(1)
TD Group’s fiscal year 2018 ended on September 30, 2018 and Esterline’s fiscal year 2018 ended on September 28, 2018. For purposes of preparing this pro forma condensed combined statement of income for the fiscal year ended September 30, 2018, we utilized TD Group's statement of income for its fiscal year ended September 30, 2018, and Esterline’s statement of income for its fiscal year ended September 28, 2018.

The following items are presented as reclassifications in the unaudited pro forma condensed combined statement of income for purposes of conforming Esterline’s classification of certain income and expenses to TD Group’s classification for the combined presentation:

•
$47.9 million of intangible asset amortization expense has been reclassified from selling, general and administrative expense to amortization of intangible assets for the fiscal year ended September 30, 2018.

•
$90.0 million of research, development and engineering expense, $7.2 million of transaction costs, $3.7 million loss on sale of business and $5.3 million of license fee income have been reclassified as components of selling and administrative expenses for the fiscal year ended September 30, 2018.

•	$1.9 million of interest income has been reclassified as a component of interest expense - net for the fiscal year ended September 30, 2018.

(a)
TD Group adopted ASU 2017-07, Compensation-Retirements Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost as of October 1, 2018 and utilized the retrospective approach. The adoption of this standard did not have a material impact on the TD Group consolidated financial statements. This standard had not been previously adopted by Esterline in fiscal year 2018. Therefore, the proforma adjustments made of $7.0 million for the fiscal year ended September 30, 2018, are to reflect the non-service pension benefits below operating profit for Esterline. Non-service pension benefits of $2.4 million and $4.6 million have been reclassified from components of cost of sales and selling and administrative expenses, respectively, to components of other income.

(2)
Represents the adjustments necessary to give effect to the Esterline acquisition as if it had occurred as of October 1, 2017, the first day of TD Group’s 2018 fiscal year. Adjustments (b) and (d) are based upon a preliminary allocation of the purchase price. TD Group is in the process of obtaining third-party valuations of certain tangible and intangible assets as there is an allowable one year measurement period to finalize the purchase price allocation for the acquisition. Accordingly, the values attributed to assets acquired and liabilities assumed are subject to adjustment.

(a)
Represents the elimination of sales ($13.9 million) and purchases ($10.8 million) among TD Group and Esterline within net sales and the elimination of the costs related to the intercompany sales between TD Group and Esterline within cost of sales.

(b)    Represents a $2.0 million change in depreciation expense resulting from the depreciation of certain long-lived tangible assets recorded in connection with the Esterline acquisition using the straight-line method.

		(in thousands)
	Estimated Useful Life	Estimated Step-up in Fair Value	Pro Forma Adjustment
Depreciable Other Tangible Long-lived Assets
Buildings	20 Years	$12,000	$600
Machinery and Equipment	10 Years	14,000	1,400
		$26,000	$2,000

Adjustment to operating expense			$2,000
Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. A 10% change in the valuation of long-lived tangible assets would cause a corresponding increase or decrease in the balance of property, plant and equipment and an increase or decrease in the additional annual depreciation expense due to the step-up in fair value of approximately $0.2 million.

(c)	Represents the elimination of historical, non-recurring transaction costs of $7.2 million incurred by Esterline for the fiscal year ended September 30, 2018.

(d)    Represents the change in amortization expense resulting from the amortization of the amortizable intangible assets recorded in connection with the Esterline acquisition using the straight-line method. In accordance with TD Group’s accounting policy all intangible asset amortization is classified as an operating expense, within the pro forma condensed combined statement of income for the fiscal year ended September 30, 2018.

		(in thousands)
	Estimated Useful Life	Estimated Fair Value	Pro Forma Adjustment
Amortizable Other Intangible Assets
Order or production backlog	1.5 Years	$77,500	$51,667
Customer relationships	20 Years	156,000	7,800
Unpatented technology	20 Years	509,500	25,475
		$743,000	$84,942
Less historical Esterline amortization charged to operating expense			(47,900)
Net adjustment to operating expense			$37,042
Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and an increase or decrease in annual amortization expense of approximately $8.5 million.

(e)	Represents the elimination of historical interest expense of Esterline indebtedness to be repaid in connection with the closing of the Esterline acquisition.

(f)	Represents the tax effect of pro forma adjustments to income before income taxes and is based on an estimated combined effective income tax rate of 27.0%.

(g)	Represents the pro forma adjustment to remove the effects of discontinued operations related to TD Group and Esterline for the fiscal year ended September 30, 2018.

(3)
Represents the adjustments necessary to give effect to the issuance and the sale of the $4.0 billion senior secured notes that were offered to finance the Esterline acquisition. On January 30, 2019, the Company entered into a purchase agreement in connection with a private offering of $3.8 billion aggregate principal amount of 6.25% senior secured notes due 2026. In addition, on February 1, 2019, the Company entered into a purchase agreement in connection with a private offering of $200 million aggregate principal amount of 6.25% senior secured notes due 2026 (herein the "2026 Secured Notes"). All $4.0 billion aggregate principal amount of the 2026 Secured Notes constituted a single class and were issued under a single indenture. The 2026 Secured Notes were issued to finance the Esterline acquisition.

(a)
For purposes of the pro forma interest expense adjustment, the assumed interest rate on the 2026 Senior Secured notes offering was 6.25%. The pro forma interest expense adjustment also includes estimated amortization of the debt issue costs and premium. A hypothetical 25-basis point change in the assumed weighted average interest rate would change our pro forma cash interest expense by approximately $10.0 million.

(b)	Represents the tax effect of pro forma adjustments to income before income taxes and is based on an estimated combined effective income tax rate of 27.0%.

(4)
Other acquisitions represent pro forma adjustments to reflect the acquisitions of Extant on April 24, 2018 and Skandia on July 13, 2018, as if those acquisitions had occurred as of October 1, 2017. The acquisitions are immaterial on both an individual and aggregate basis and are therefore presented separately from the Esterline acquisition. All respective purchase price adjustments and related amortization have been taken into consideration for purposes of the pro forma presentation of the condensed combined statement of income for the fiscal year ended September 30, 2018. No adjustments were made related to the Kirkhill acquisition as Kirkhill’s results prior to the acquisition by TD Group on March 15, 2018 are reflected in the Esterline consolidated financial statements for the period Kirkhill was under Esterline ownership for the fiscal year ended September 30, 2018.

(5)
The unaudited pro forma condensed combined statement of income does not reflect any cost savings, operating synergies or revenue enhancements that TD Group may achieve as a result of the Esterline acquisition nor does it include the costs to combine the operations of TD Group and Esterline or the costs necessary to achieve any such cost savings, operating synergies and revenue enhancements.